AUTHORIZING RESOLUTIONS


                                   Relating to
                   $200,000,000 Aggregate Principal Amount of
                 9 3/8% Senior Quarterly Interest Bonds Due 2039

                                       of

                 The Great Atlantic & Pacific Tea Company, Inc.


                                 ---------------


                                 Approved by the
                            Pricing Committee of the
                               Board of Directors


                                 ---------------


                                 August 4, 1999



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                             Authorizing Resolutions

                  Resolutions Adopted by the Pricing Committee
                          of the Board of Directors of
                 The Great Atlantic & Pacific Tea Company, Inc.

                                On August 4, 1999

                                   Relating to
                   $200,000,000 Aggregate Principal Amount of
                 9 3/8% Senior Quarterly Interest Bonds Due 2039

                            -------------------------

          WHEREAS, pursuant to resolutions adopted by the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") on June 2, 1999, the Company has determined to issue securities covered by the Registration Statements on Form S-3 (Nos. 333-36255 and 333-80347), as amended, having a maximum offering price of $500,000,000 (the "Securities"), which may include Securities issued under and in accordance with an Indenture (as defined below) related thereto; and

          WHEREAS, Christian Haub, Fred Corrado, William Liffers and R.L. "Sam" Wetzel have been appointed to a Pricing Committee of the Board of Directors of the Company, pursuant to resolutions adopted by said Board of Directors on June 2, 1999, which resolutions are in full force and effect on this date; and

          WHEREAS, pursuant to said resolutions, this Pricing Committee is authorized to exercise the full powers of the Board of Directors in connection with the issuance by the Company of the Securities for aggregate gross proceeds not to exceed $500,000,000.

                          NOW, THEREFORE, it hereby is:

         RESOLVED, that the form of Prospectus Supplement, dated August
4, 1999, relating to the Bonds (as defined below) which has been presented to this meeting be, and it hereby is, approved, ratified and confirmed in all respects, and that the Company be, and it hereby is, authorized to use such Prospectus Supplement in connection with the offering and sale of the Bonds, in substantially such form or in such other forms as shall be approved by this Pricing Committee; and


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                                      -2-


          RESOLVED FURTHER, pursuant to the Indenture dated as of January 1, 1991 (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), that the Company shall (i) at this time issue an aggregate of $175,000,000 of Securities and (ii) if and at the time the Representatives (as defined below) exercise the Option (as defined in the Underwriting Agreement (as defined below)), issue up to an additional $25,000,000 of Securities, in each case under the Indenture, and, pursuant to
Section 301 of the Indenture, it is hereby determined that the Securities so issued shall have the following terms:

          (a) The title of the Bonds shall be 9 3/8% Senior Quarterly Interest Bonds Due 2039;

          (b) The maximum aggregate principal amount of the Bonds which shall be authenticated and delivered under the Indenture at this time shall be $175,000,000; and the maximum aggregate principal amount of the Bonds which shall be authenticated and delivered under the Indenture if and at the time the Representatives exercise the Option shall be $25,000,000;

          (c) The Bonds shall mature and the unpaid principal thereon shall be payable on August 1, 2039;

          (d) The rate per annum at which interest shall be payable on the Bonds is hereby fixed at 9.375%; interest on the Bonds shall accrue beginning August 11, 1999; interest shall be payable on the Bonds on February 1, May 1, August 1 and November 1 of each year beginning November 1, 1999; and the Regular Record Date for the payment of such interest shall be the close of business on the date fifteen days prior to each Interest Payment Date, and otherwise as provided in the Indenture;

          (e) Principal, premium, if any, and interest on the Bonds shall be payable in accordance with the requirements of the Depository (as defined below) with respect to any global security representing the Bonds, and otherwise at the offices of the Paying Agent maintained for such purpose or as provided in
Section 1001 of the Indenture;

          (f) The Bonds shall be redeemable as provided in the form of the Bonds attached hereto as Exhibit I.

          (g) The Bonds will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Bonds will be issued in fully registered book-entry form in minimum denominations of $25 and integral


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                                      -3-


multiples of $25 in excess thereof. A global security representing the Bonds will be registered in the name of a nominee of The Depository Trust Company (the "Depository") which will act as depository. Beneficial interests in the Bonds will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants.

          (h) The purchase price for the Bonds to be paid to the Company by the representatives of the underwriters of the Bonds, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, and EVEREN Securities, Inc. (together, the "Representatives"), pursuant to the Underwriting Agreement (the "Underwriting Agreement"), dated August 4, 1999 among the Company and the Representatives relating thereto hereinafter referred to, shall be 3.15% of the principal amount of the Bonds plus accrued interest, from August 11, 1999; and

          (i) The initial price to the public of the Bonds shall be 100% of the principal amount of the Bonds plus accrued interest from August 11, 1999; and

          RESOLVED FURTHER, that the proceeds of the sale of the Bonds shall be applied toward the reduction of indebtedness of the Company or one or more of its subsidiaries as the proper officers of the Company shall determine, including, without limitation, indebtedness of The Great Atlantic & Pacific Company of Canada, Limited or The Great Atlantic & Pacific Tea Company, Limited (collectively, the "Canadian Subsidiaries"), and in connection with such debt repayment, to the extent necessary or desirable, such proceeds may be contributed to such subsidiaries, including the Canadian Subsidiaries, to effectuate such reduction or repayment of indebtedness; and

          RESOLVED FURTHER, that the Bonds shall be distributed pursuant to the Underwriting Agreement, the form of which Underwriting Agreement has been presented to this meeting, and a copy of which shall be filed with these resolutions in the records of the Company; and

          RESOLVED FURTHER, that the form of the Bonds, attached hereto as
Exhibit I, and the Underwriting Agreement, in the form referred to above, be, and they hereby are, approved, ratified and confirmed in all respects, and that the Chairman of the Board, President, or any Vice President be, and they hereby are, authorized and directed to execute and deliver the form of the Bonds and the Underwriting Agreement in such forms, subject to such changes, insertions and corrections therein as


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                                      -4-


shall be approved by the officer executing the same (which approval shall be conclusively evidenced by his execution and delivery of the Underwriting Agreement in such form), whereupon the same shall be the valid and binding obligation of the Company in accordance with its terms; and

          RESOLVED FURTHER, that the form of Letter of Representations as issued by the Company and the Trustee to the Depository Trust Company to effectuate the issuance of the Bonds, substantially in the form presented to this meeting and registered in the name of a nominee of Depository (the "Book-Entry System") be, and it hereby is, approved, ratified, and confirmed in all respects; and

          RESOLVED FURTHER, that the form, terms and provisions relating to the Bonds be established pursuant to Section 301 of the Indenture, and the form of Bonds relating thereto to be established pursuant to Section 201 of the Indenture, submitted to this meeting, completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the officers executing the same shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof, be, and they hereby are, approved; and

          RESOLVED FURTHER, that the Chairman, the President or any Vice President, and the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company be, and each of them hereby is, authorized in the name and on behalf of the Company to execute, seal, acknowledge and deliver, in such number of counterparts as the officers so acting deem advisable, an Officers' Certificate pursuant to Section 301 of the Indenture relating to the Bonds in substantially the form presented to this meeting, completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the officers executing the same shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof; and

          RESOLVED FURTHER, that The Chase Manhattan Bank be, and it hereby is, designated and appointed Paying Agent with respect to the Bonds at its Corporation Trust Office in the Borough of Manhattan, The City of New York pursuant to Section 1002 of the Indenture; and

          RESOLVED FURTHER, that the Chairman, the President or any Vice President of the Company be, and each of them hereby is, authorized in the name and on behalf of the Company to exe-


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                                      -5-


cute and deliver under the corporate seal attested to by the Treasurer or Secretary of this Company or one of its Assistant Treasurers or Assistant Secretaries the Bonds as authorized above in substantially such form, completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the officers executing the same shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof; and

          RESOLVED FURTHER, that the form of Form 8-K, Form 8-A and New York Stock Exchange Listing Application, each relating to the Bonds and as presented to this meeting, be, and hereby are, approved, ratified, and confirmed in all respects, and that the appropriate officers of the Company be, and each of them hereby is, authorized, on behalf of the Company and in its name, to sign as required and cause to be filed with the Securities and Exchange Commission a Form 8-K (and any amendments) and Form 8-A (and any amendments) and with the New York Stock Exchange a Listing Application (and any amendments), in each case relating to the Bonds and substantially in the form presented to this meeting, and cause to be paid any filing fees related thereto; and

          RESOLVED FURTHER, that the Chairman, the President or any Vice President of the Company be, and each of them hereby is, authorized, on behalf of the Company and in its name, to sign as required and cause to be filed with the Securities and Exchange Commission the Registration Statement and any and all amendments (including, without limitation, post-effective amendments) to the Registration Statement, any prospectus supplements, including without limitation a prospectus supplement describing the terms and provisions of the Bonds and the offer and sale thereof, and any additional documents which any such officer may deem necessary or desirable, such amendments and such documents to be in such forms as the officer executing or filing the same shall approve, such approval to be conclusively evidenced by his execution or filing thereof; and

          RESOLVED FURTHER, that each of the officers and members of this Pricing Committee of the Company referred to above, and other appropriate officers of the Company, are authorized and directed to execute and deliver such further documents, agreements and certificates on behalf of the Company, and to take such further actions on behalf of the Company, as any such officer or member of this Pricing Committee shall deem appropriate or advisable in order to implement the issuance and sale of the Bonds as contemplated by these resolutions, each of which shall be the valid and binding act and obligation of the Company.

                                                                       Exhibit I


                               [Face of Security]


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (i) BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR (ii) BY A NOMINEE OF THE DEPOSITORY OR THE DEPOSITORY TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.                                                           CUSIP:  390064202


                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                 9 3/8% Senior Quarterly Interest Bonds Due 2039


Principal Amount:            Interest Rate:       Interest Payment Dates:
$                            9.375%               February 1, May 1,
                                                  August 1 and November 1,
                                                  commencing November 1, 1999

Original Issue Date:         Maturity Date:       Regular Record Dates:
August 11, 1999              August 1, 2039       Close of business fifteen
                                                  days prior to each
                                                  Interest Payment Date

Interest Accrual Date:       Redeemable:          Denominations:  $25 and
August 11, 1999              Yes  X  No           multiple integrals of $25
                                 ---    ---



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                                      -2-


          The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount of DOLLARS on the Maturity Date specified above, and to pay interest thereon at the Interest Rate specified on the face hereof, as described herein.

          Payment of principal, and premium, if any, and interest on this Bond at the Maturity Date will be made, upon presentation of this Bond, in next day funds, at the Corporate Trust Office of the Trustee, or its successors, or at such other office or agency of the Company as may be maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of principal, and premium, if any, and interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or may be made, at the option of the Company or if otherwise required by any Depository, by wire transfer of immediately available funds.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


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                                     -3-


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:          , 1999              THE GREAT ATLANTIC & PACIFIC
                                      TEA COMPANY INC.


                                    By: ________________________________________
                                        Name:
                                        Title:


                                    By: ________________________________________
                                        Name:


``                                  [Corporate Seal]


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                    THE CHASE MANHATTAN BANK,
                                       as Trustee


                                    By:  ______________________________________
                                                Authorized Officer


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                                      -4-


                              [Reverse of Security]


                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                 9 3/8% Senior Quarterly Interest Bonds Due 2039


          This Bond is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of January 1, 1991 (such Indenture as originally executed and delivered and as thereafter supplemented or amended being herein called the "Indenture"), between the company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. This Bond is one of the series designated on the face hereof (herein called the "Bonds").

          This Bond will bear interest from and including the date of issue or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for at the fixed rate per annum specified on the face hereof. Interest will be payable to the Person in whose name this Bond is registered at the close of business on the record date next preceding each Interest Payment Date; provided, however, that interest payable at the Maturity Date will be payable to the Person whom principal shall be payable. The record dates with respect to this Bond shall be the dates fifteen days prior to each Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Bonds are not subject to repayment at the option of the Holder prior to the Maturity Date. The Bonds are sub-ject to redemption upon not less than 30 nor more than 60 days' notice at any time on or after August 11, 2004, as a whole or from time to time in part, at the election of the Company, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the date of redemption.

          If as a result of: (A) any actual or proposed change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States, or any change in the application, official interpretation or enforcement of such laws, regulations or rulings; (B) any action taken by a taxing authority, which action is generally applied or is taken with respect to the Company; (C) a decision rendered by a court of competent jurisdiction in the United States, whether or not such decision was rendered with respect to the Company; or (D) a technical advice memorandum or letter ruling or other administrative pronouncement issued by the National Office of the United States Internal Revenue Service, on substantially the same facts as those pertaining to the Company; which change, amendment, action, decision, memorandum, letter ruling or pronouncement becomes effective or is issued on or after the issue date of the Bonds, there is a substantial likelihood that the Company will not be entitled to deduct currently for United States federal income tax purposes the full amount of interest accrued in respect of the Bonds, the Company at its option may redeem the Bonds in whole, but not in part, at any time at a redemption price equal to 100% of the principal amount of the Bonds, together with interest accrued and unpaid to the date fixed for redemption. Notice of such redemption of the Bonds will be given to the Holders thereof not more than 60 nor fewer than 30 days prior to the date fixed for redemption.

          In the event of redemption of this Bond in part only, a new Bond or Bonds of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Indenture permits, in accordance with its terms including certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on be-half of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

          As set forth in, and subject to the provisions of, the Indenture, no Holder of any Security of a series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such series, the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute such proceeding in respect of such Event of Default in its own name as Trustee under the Indenture, and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days of receipt of such notice and offer of indemnity; provided, however, that such limitations do not apply to a suit instituted by the Holder for the enforcement of payment of the principal of, premium, if any, or interest on any Security on or after the respective due dates expressed therein.

          If an Event of Default with respect to the Bonds shall occur and be continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

          No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Security Register, upon surrender of this

Bond for registration of transfer at the office or agency of the Company in any Place of Payment duly endorsed, or accompanied by a written instrument of transfer in the form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Bonds are issuable only in registered form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Bond is exchangeable for a like aggregate principal amount of Bonds of different authorized denominations as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Bond, and not defined herein, which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Bond shall be governed by, and construed in accordance with, the laws of the State of New York.

                               -------------------

          The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common         UNIF GIFT MIN ACT -
TEN ENT - as tenants by entireties     ____________ Custodian____________ under
JT TEN - as tenants with right of          (Cust)                 (Minor)
survivorship and not as tenants in     Uniform Gifts to Minor Act ____________
common                                                               (State)


Additional abbreviations may also be used though not in the above list.

                               FORM OF ASSIGNMENT


          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

                     Please insert Social Security or other
                         identifying number of assignee

                         ------------------------------

 ------------------------------------------------------------------------------
                    (Name and Address of Assignee, including zip code, must be printed or typewritten)


--------------------------------------------------------------------------------
         the within Bond, and all rights thereunder, hereby irrevocably constituting and appointing



--------------------------- Attorney to transfer said Bond on the Security Register of the Company, with full power of substitution in the premises.


Dated:


                                          -------------------------------------


        NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.